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                                                                    EXHIBIT 23.6

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

      We hereby consent to the incorporation of the references to DeGolyer and MacNaughton and to the use by reference of information contained in our "Appraisal Report as of December 31, 2003 on Certain Properties owned by NEG Operating LLC," "Appraisal Report as of December 31, 2004 on Certain Properties owned by NEG Operating LLC," and "Appraisal Report as of December 31, 2005 on Certain Properties owned by NEG Operating LLC" (our Reports) in the "Experts" section of the American Real Estate Partners, L.P. Form S-3 (Registration Statement).

      We further consent to the reference to DeGolyer and MacNaughton as experts in the Form S-3, including the prospectus included therein.

                                                    Very truly yours,

                                                    /s/ DeGolyer and MacNaughton
                                                    ----------------------------
                                                    DeGOLYER and MacNAUGHTON

Dallas, Texas
April 17, 2006